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                                                                   EXHIBIT 3.1.1

                         CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 KNOLOGY, INC.

     Knology, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     FIRST: That in accordance with the requirements of Section 141 and 242 of the DGCL, the Board of Directors of the Corporation, acting at a meeting duly called and convened on May 16, 2001, duly adopted resolutions: (1) proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation to change the definition of "Second Closing Deadline" in Section 4.4.5 of the Amended and Restated Certificate of Incorporation of the Corporation and (2) recommending that such amendment be submitted to the stockholders of the Corporation for their consideration and approval by written consent.

     SECOND: That the amendment to the Amended and Restated Certificate of Incorporation of the Corporation is as follows:

     The definition of "Second Closing Deadline" in Section 4.4.5 of the Amended and Restated Certificate of Incorporation is hereby deleted in it is entirety and replaced with the following:

          "Second Closing Deadline" means June 30, 2001.
           -----------------------

     THIRD: That thereafter, pursuant to resolutions of the Board of Directors, the stockholders of the Corporation, acting by written consent in accordance with Sections 228 and 229 of the DGCL, duly approved the aforesaid amendment to the Amended and Restated Certificate of Incorporation of the Corporation.

     FOURTH: That the aforesaid amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141, 228, 229 and 242 of the DGCL.

     FIFTH: That said amendment is to become effective upon the filing of this Certificate of Amendment.

     IN WITNESS WHEREOF, Knology, Inc. has caused this certificate to be signed by its authorized officer, this 19th day of June, 2001.


                                                  /s/ Chad S. Wachter
                                                  ------------------------------
                                                  By: Chad S. Wachter
                                                  Title: Secretary